Exhibit 10.3
THIRD AMENDMENT TO LEASE AGREEMENT AND FIRST AMENDMENT TO CONSENT TO SUBLEASE

This Third Amendment to Lease and First Amendment to Consent to Sublease (this “Amendment”) is made as of April 3, 2023 but effective as of March 1, 2023, by and between ARE-NC REGION NO. 21, LLC, a Delaware limited liability company (“Landlord”), and ADVERUM NC, LLC, a Delaware limited liability company (“Tenant”) and JAGUAR GENE THERAPY, LLC, a Delaware limited liability company (“Sublessee”).
RECITALS
A.    Landlord and Tenant are parties to that certain Lease Agreement dated as of January 8, 2021 (the “Original Lease”), as amended by that certain letter agreement dated as of January 8, 2021, that certain First Amendment to Lease Agreement dated as of April 15, 2021 and that certain Acknowledgment of Commencement Date dated as of April 23, 2021 and by that certain Consent to Sublease and Second Amendment to Lease (the “Consent”) dated as of October 26, 2021 among Landlord, Tenant and Sublessee (the Original Lease as amended is herein the “Lease”). Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
B.     Pursuant to the Lease, Landlord leased to Tenant certain premises constituting the entire building located at 14 TW Alexander Drive, Durham, North Carolina as more particularly described in the Lease (the “Premises”). Tenant has sublet the entire Premises to Sublessee pursuant to that certain Sublease dated October 26, 2021 (the “Sublease”). The Sublease has been consented to by Landlord subject to and in accordance with the terms of the Consent.
C.    Landlord and Tenant desire to amend the terms of the Lease and Landlord, Tenant and Sublessee desire to amend the terms of the Consent as provided in this Amendment subject to the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease and Landlord, Tenant and Sublessee agree to amend the Consent as provided herein:
1.Base Rent. Effective as of March 1, 2023, Base Rent under the Lease shall be reduced from $32.00 per rentable square foot of the Premises per year to $27.90 per rentable square foot of the Premises per year. Commencing on May 1, 2023 (the next occurring Adjustment Date under the Lease) and on each Adjustment Date thereafter, Base Rent shall be adjusted by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date, as currently provided in Section 4(a) of the Lease. For the avoidance of doubt, on May 1, 2023, the rate of Base Rent payable under this Lease shall be $ $29.60 per rentable square foot of the Premises per year.
2.Tenant Improvement Allowance. Notwithstanding anything to the contrary contained in the Lease or the Consent or the Amended and Restated Work Letter (as defined in the Consent), the Tenant Improvement Allowance to be provided by Landlord under the Lease, the Consent and the Amended and Restated Work Letter is hereby reduced from $23,465,700.00 to $16,790,488.00. The forgoing reduced allowance amount is inclusive
751349118.7

of the separate $2,000,000.00 Warm Shell Improvement Allowance which has been fully disbursed by Landlord plus that portion of the original Tenant Improvement Allowance (i.e. $14,790,488.00) which has been spent to date by Tenant and/or Sublessee and disbursed by Landlord pursuant to the original Work Letter and/or Amended and Restated Work Letter. Tenant and Sublessee acknowledge and agree that the Warm Shell Improvement Allowance and the balance of the funds constituting the Tenant Improvement Allowance have been fully disbursed and Landlord has no further obligation with respect to the disbursement of the Warm Shell Improvement Allowance and the Tenant Improvement Allowance. Landlord and Tenant further acknowledge the Tenant Improvement Allowance is included in the Base Rent amount as amended by this Amendment.
3.First Additional TI Allowance. In addition to the Additional Tenant Improvement Allowance (renamed herein below the “Second Additional Tenant Improvement Allowance”), Landlord shall provide to Tenant and Sublessee a “First Additional Tenant Improvement Allowance” in the amount of $8,675,212.00 (which amount equates to the difference between the Tenant Improvement Allowance plus the Warm Shell Improvement Allowance provided in the Original Lease and the current amount of the Tenant Improvement Allowance as reduced by this Amendment – i.e. ($23,465,700.00 + $2,000,000.00) - $16,790,488.00 = $8,675,212.00). As of the date hereof, the First Additional Tenant Improvement Allowance remains undisbursed and available for use. The First Additional Tenant Improvement Allowance shall be made available for use and shall be disbursed by Landlord on all of the same terms and conditions under the Lease, the Consent and the Amended and Restated Work Letter as are applicable to the Second Additional Tenant Improvement Allowance except that the computation of TI Rent under Section 4(b) of the Lease with respect to requested disbursements of the First Additional Tenant Improvement Allowance shall be based on an interest rate of 6.25% per annum instead of the rate of 8% per annum applicable to requested disbursements of the Second Additional Tenant Improvement Allowance. As with the Second Additional Tenant Improvement Allowance, monthly TI Rent shall commence to be due and payable and interest shall commence to accrue on the date that Landlord first disburses funds constituting such Second Additional Tenant Improvement Allowance or any portion(s) thereof.
4.Second Additional TI Allowance. Landlord shall continue to provide to Tenant (and to Sublessee pursuant to and in accordance with the terms and conditions of the Consent and the Amended and Restated Work Letter), the Additional Tenant Improvement Allowance in the amount of $17,382,000.00 (for clarity such allowance is hereby renamed the “Second Additional Tenant Improvement Allowance” and all references in the Lease, the Consent and the Amended and Restated Work Letter shall be revised accordingly). As of the date hereof, the Second Additional Tenant Improvement Allowance remains undisbursed and available for use. All terms and conditions in the Lease, in the Consent and in the Amended and Restated Work Letter pertaining to the use and disbursement of the Second Additional Tenant Improvement Allowance and to the computation and charging of TI Rent upon the disbursement of funds constituting such allowance shall remain in effect and unchanged by this Amendment. The parties acknowledge that the interest rate which shall be used in computing the TI Rent for disbursements of the Second Additional Tenant Improvement Allowance shall be eight percent (8%) per annum. The defined term “TI Allowance” as used in the Lease, the Consent and the Amended and Restated Work Letter is hereby amended to add and include the First Additional Tenant Improvement Allowance and the Second Additional Tenant Improvement Allowance.

5.Election to Use the TI Allowance. The two sentences in the Amended and Restated Work Letter which immediately follow Section 5(b) of the Amended and Restated Work Letter and which provide that Tenant and Sublessee have made an irrevocable election upfront and in advance of any request for such funds to receive the full amount of the Second Additional Tenant Improvement Allowance are hereby deleted. Tenant and Sublessee shall not be deemed to have elected to receive disbursements of the First Additional Tenant Improvement Allowance or the Second Additional Tenant Improvement Allowance until such time as Tenant or Sublessee, as the case may be, has submitted a draw request to Landlord in accordance with the provisions of the Amended and Restated Work. The submission of the draw request shall be deemed a binding irrevocable election by the Tenant and Sublessee to receive the requested funds (and only the requested funds) and once made, such election may not thereafter be modified by either party without Landlord’s consent, which consent may not be unreasonably withheld, conditioned or delayed.
6.Deadline for Use of TI Allowance. The deadline for the use of the TI Allowance is hereby extended until June 30, 2024. Notwithstanding anything to the contrary contained in the Lease, the Consent or the Amended and Restated Work Letter, Tenant and Sublessee shall have no right to any portion of the TI Allowance that is not requested for disbursement in accordance with the disbursement conditions set forth in the Lease, the Consent and the Amended and Restated Work Letter before June 30, 2024.
7.Miscellaneous.
a.This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.This Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.
c.Each of Tenant with respect to the Lease and Sublessee with respect to the Sublease and the Consent represents and warrants that it is currently (a) in compliance with and shall at all times during the Term of the Lease and Sublease, respectively remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease and Sublease, respectively be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
d.Each of Tenant and Sublessee agree that for itself, its employees, agents, and any subtenant, that it shall not disclose to any person or entity the terms of this Amendment, except as may be required by law or to agents or professionals of Tenant or Sublessee respectively, provided that such agents or professionals are bound by confidentiality agreements.
e.Each party represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Amendment and that no Broker brought about this transaction. Each party hereby agrees to indemnify and hold the other parties harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this Amendment.
f.Time is of the essence in this Amendment.
g.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
h.Except as amended and/or modified by this Amendment, the Lease and the Consent are each hereby ratified and confirmed and all other terms of the Lease and Consent shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Lease and/or the Consent, the provisions of this Amendment shall prevail Whether or not specifically amended by this Amendment, all of the terms and provisions of the Lease and the Consent are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.
[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TENANT: ADVERUM NC, LLC, a Delaware limited liability company
By:	/s/ Laurent Fischer
Its:	Laurent Fischer, Chief Executive Officer
I hereby certify that the signature, name, and title above are my signature, name and title.
SUBLESSEE: JAGUAR GENE THERAPY, LLC a Delaware limited liability company
By:	/s/ Andrew Knudten
Its:	Andrew Knudten, COO
I hereby certify that the signature, name, and title above are my signature, name and title.
LANDLORD: ARE-NC REGION NO. 21, LLC, a Delaware limited liability company
By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member
	By:	ARE-QRS CORP., a Maryland corporation, general partner

		By:	/s/ Mark Hikin
		Its:	VP Real Estate Legal Affairs

The undersigned as Guarantor of the Lease hereby consents to this Amendment and hereby reaffirms all of the undersigned’s obligations under the Guaranty of Lease and affirms that the undersigned shall be liable for all obligations thereunder including, without limitation, those arising in connection with the Amendment and Consent. All references in the Guaranty of Lease to the Lease shall refer to the Lease as amended hereby.

ADVERUM BIOTECHNOLOGIES, INC., a Delaware limited liability company
By:	/s/ Laurent Fischer
Name:	Laurent Fischer
Title:	Chief Executive Officer
I hereby certify that the signature, name, and title above are my signature, name and title.